CARTER, LEDYARD & MILBURN
                               COUNSELLORS AT LAW
                                  2 WALL STREET
                              NEW YORK, N.Y. 10005

                                   -----------

                                 (212) 732-3200
                               FAX: (212) 732-3232

                                                                     May 8, 1998


Mentortech Inc.
462 Seventh Avenue
New York, New York 10018

             Re: Post-Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-45173 on Form SB-2 of Mentortech Inc. (the "Registration Statement")
                  -------------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to Mentortech Inc., a Delaware corporation (the "Registrant"), in connection with the above-captioned Registration Statement filed with the Securities and Exchange Commission on the date hereof relating to the registration under the Securities Act of 1933 of up to 1,914,559 shares of its common stock, par value $.01 per share (the "Common Stock") offered by certain selling stockholders (the "Selling Stockholders") of the Registrant.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Registrant and such other instruments as we have deemed necessary or advisable for the purpose of this opinion.

     On the basis of the foregoing, we are of the opinion that the outstanding shares of Common Stock which may be offered for the account of the Selling Stockholders are legally issued, fully paid and non-assessable and the shares of Common Stock issuable upon exercise of certain outstanding warrants when delivered and paid for pursuant to the terms of such warrants shall be validly issued, fully paid and non-assessable.




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Mentortech Inc.                                                              -2-


     We hereby consent to the filing of this opinion as an exhibit to the above Registration Statement and to the reference to our name under the caption "Legal Opinion" in the Prospectus included therein.

                                            Very truly yours,

                                            /s/Carter, Ledyard & Milburn



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